Exhibit 32.1

18 U.S.C. Section 1350 CERTIFICATIONS

Joseph Visconti and Duo Wang, being the Chief Executive Officer and Chief Financial Officer, respectively, of Intra-Asia Entertainment Corporation, hereby certify as of this 16th day of May, 2005, that the Form 10-QSB for the Quarter ended March 31, 2005, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of Intra-Asia Entertainment Corporation

DATE: May 16, 2005	/s/ Joseph Visconti
Joseph Visconti, Chief Executive Officer

DATE: May 16, 2005	/s/ Duo Wang
Duo Wang, Chief Financial Officer